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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-8 of our report dated March 1, 1995, appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1994 and of our report dated September 21, 1994 appearing in the Annual Report on Form 11-K of the Deferred and Incentive Compensation Plan of the Texas Utilities Company System for the year ended
June 30, 1994.


DELOITTE & TOUCHE LLP



Dallas, Texas
May 31, 1995